CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-223855 on Form S-8 and Registration Statement No. 333-228121 on Form F-3 of our report dated March 14, 2019, relating to the consolidated financial statements of Auris Medical Holding AG appearing in this Annual Report on Form 20-F of Auris Medical Holding AG for the year ended December 31, 2018.

Deloitte AG

/s/ Matthias Gschwend            /s/ Adrian Kaeppeli
Auditor in Charge

Zurich, March 14, 2019